UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2017

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	0-26224	51-0317849
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 Enterprise Drive
Plainsboro, NJ 08536
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (609) 275-0500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of the Fourth Amended and Restated 2003 Equity Incentive Plan

Integra LifeSciences Holdings Corporation (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”) on May 23, 2017. At the Annual Meeting, the stockholders of the Company approved the Integra LifeSciences Holdings Corporation Fourth Amended and Restated 2003 Equity Incentive Plan (the “Amended Plan”). The Amended Plan was adopted and approved by the Board of Directors of the Company (the “Board”) on March 29, 2017, subject to approval by the Company’s stockholders.

The Amended Plan amends and restates the Company’s Third Amended and Restated 2003 Equity Incentive Plan, as amended (the “2003 Plan”). In particular, the Amended Plan makes the following material changes to the 2003 Plan:

•	Increases the maximum number of shares of common stock which may be issued under the 2003 Plan by 1,700,000 shares to a total of 14,700,000 shares.

•	Limits the number of shares of common stock which may be granted as incentive stock options under the Amended Plan to 14,700,000 shares.

•
Requires that the exercise price of a stock appreciation right granted under the Amended Plan must be not less than the fair market value of the shares of common stock subject to the stock appreciation right on the date of grant (or, if greater, the par value per share).

•	Prohibits the payment of dividends or dividend equivalents with respect to awards granted under the Amended Plan until the applicable vesting conditions are satisfied and the award vests.

•	Permits net share tax withholding with respect to awards granted pursuant to the Amended Plan up to the maximum statutory withholding rates in the applicable jurisdiction.

•	Extends the term of the 2003 Plan for ten years until March 29, 2027.

The terms and conditions of the Amended Plan are described in the section entitled “Proposal 4. Approval of the Fourth Amended and Restated 2003 Equity Incentive Plan” (the “Amended Plan Proposal”) in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 17, 2017 (the “Proxy Statement”). The terms and conditions of the Amended Plan in the Amended Plan Proposal do not purport to be a complete description of the Amended Plan, and are qualified in their entirety by reference to the complete text of the Amended Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.
Approval of the 2018 Performance Incentive Compensation Plan

Additionally, at the Annual Meeting, the stockholders of the Company approved the Integra LifeSciences Holdings Corporation 2018 Performance Incentive Compensation Plan (the “2018 Plan”) under which participating employees of the Company will be eligible to earn cash incentive payments based on the achievement of specified performance goals. The 2018 Plan was adopted and approved by the Board on March 29, 2017, subject to approval by the Company’s stockholders.

The Compensation Committee of the Board (the “Compensation Committee”) is currently expected to administer the 2018 Plan, and the first performance period will be the period between January 1, 2018 and December 31, 2018. The Company or, solely with respect to the Company’s “covered employees” (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”)) (the

“Section 162(m) covered employees”), the Compensation Committee, will determine which employees will participate in the 2018 Plan.

Bonus awards under the 2018 Plan will be subject to such terms and conditions as the Compensation Committee will establish, which will include the amount of the bonus to be paid based upon the attainment of one or more performance goals, including threshold, target and maximum amounts. The Compensation Committee, in its discretion, may determine whether any bonus is intended to be “qualified performance based compensation” under Section 162(m), and may take such actions which it may deem necessary to ensure that such bonus will so qualify.

The amount that a participant in the 2018 Plan could earn if the targeted level of performance is achieved is expressed as a percentage of the participant’s base salary or a fixed value. In no event will the target award for any participant exceed 165% of the participant’s base salary. A participant may earn an award for a performance period up to 200% of the participant’s target award based on the level of achievement of the performance goals established for that period and must be employed at the Company at the time of the award payment. An award may also be increased by up to 100% of the amount that would otherwise be paid (subject to the Chief Executive Officer’s or designee approval) for a participant who is not an executive officer or a Section 162(m) covered employee, or decreased by an amount equal to or less than the bonus that would have otherwise been paid in the case of any participant, based on the assessment of the individual participant’s performance for the applicable performance period. No award to an executive officer may exceed 200% of the individual’s target award or may be increased above the level of actual performance. The maximum cash bonus award payable to any participant under the 2018 Plan with respect to any calendar year is $3,000,000.

The terms and conditions of the 2018 Plan are described in the section entitled “Proposal 3. Approval of the Company’s 2018 Performance Incentive Compensation Plan” (the “2018 Plan Proposal”) in the Proxy Statement. The terms and conditions of the 2018 Plan in the 2018 Plan Proposal do not purport to be a complete description of the 2018 Plan, and are qualified in their entirety by reference to the complete text of the 2018 Plan, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders

The final results of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Item No. 1: All of the Board’s nominees for director were elected to serve until the Company’s 2018 Annual Meeting of Stockholders or until their respective successors are elected and qualified, by the votes set forth below.

Nominees	For	Against	Abstain	Broker Non-Vote
Peter J. Arduini	68,423,296	623,874	10,438	2,860,062
Keith Bradley	68,259,504	787,720	10,384	2,860,062
Stuart M. Essig	68,317,081	730,033	10,494	2,860,062
Barbara B. Hill	68,932,797	114,439	10,372	2,860,062
Lloyd W. Howell, Jr.	41,874,095	27,170,915	12,598	2,860,062
Donald E. Morel, Jr.	68,541,821	503,389	12,398	2,860,062
Raymond G. Murphy	68,543,504	501,666	12,438	2,860,062
Christian S. Schade	68,365,438	679,772	12,398	2,860,062
James M. Sullivan	68,120,678	924,508	12,422	2,860,062

Item No. 2: The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2017 fiscal year, by the votes set forth below.

For	Against	Abstain	Broker Non-Vote
71,454,138	458,095	5,437	0

Item No. 3: The stockholders approved the 2018 Plan, by the votes set forth below.

For	Against	Abstain	Broker Non-Vote
68,521,481	521,039	15,088	2,860,062

Item No. 4: The stockholders approved the Amended Plan, by the votes set forth below.

For	Against	Abstain	Broker Non-Vote
67,460,199	1,575,745	21,664	2,860,062

Item No. 5: The stockholders approved, on an advisory, non-binding basis, the compensation of the Company’s named executive officers, by the votes set forth below.

For	Against	Abstain	Broker Non-Vote
68,691,631	309,774	56,203	2,860,062

Item No. 6: The stockholders voted, on an advisory, non-binding basis, on how frequently advisory votes on executive compensation should be held as set forth in the table below.

3 Years	2 Years	1 Year	Abstain	Broker Non-Vote
7,101,363	49,348	61,819,699	87,198	2,860,062

With respect to the foregoing Proposal 6, the option to hold future advisory votes every one year received a majority of the votes cast at the Annual Meeting. Based on these results, the Company’s Board of Directors currently intends to hold an advisory vote on executive compensation each year.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1	Integra LifeSciences Holdings Corporation Fourth Amended and Restated 2003 Equity Incentive Plan
10.2	Integra LifeSciences Holdings Corporation 2018 Performance Incentive Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

Date: May 25, 2017	By:	/s/ Glenn G. Coleman
Glenn G. Coleman
	Title:	Corporate Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Integra LifeSciences Holdings Corporation Fourth Amended and Restated 2003 Equity Incentive Plan
10.2	Integra LifeSciences Holdings Corporation 2018 Performance Incentive Compensation Plan